As filed with the Securities and Exchange Commission on April 10, 2008
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3021850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

32000 Aurora Road
Solon, Ohio 44139
440-715-1300
(Address including zip code, and telephone number, in area code of registrant’s principal executive offices)

Nicholas G. Berchtold
Vice President Finance, Chief Financial Officer, and Secretary
Energy Focus, Inc.
32000 Aurora Road
Solon, Ohio 44139
(440) 715-1300
(Name, address and telephone
number of agent for service)

Copy to:

Thomas J. Talcott
Cowden & Humphrey Co. LPA
4415 Euclid Avenue
Cleveland, Ohio 44103-3758
(216) 241-2880

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 262(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a Registration Statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

LLarge accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.0001 par value	5,814,725 Shares	$2.74	$15,932,346	$626.14

(1)
Pursuant to Pursuant to Rule 415 of the Securities Act of 1933, as amended, or the Securities Act, this registration statement also registers such additional shares of common stock of the Registrant as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or other capital adjustments.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low sale prices of the Company’s common stock as reported on The Nasdaq National Market on April 8, 2008.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 10, 2008

PROSPECTUS

5,814,725 Shares

ENERGY FOCUS, INC.

Common Stock

The selling shareholders identified in this prospectus from time to time are offering for sale 2,716,303 shares of our outstanding common stock, and may offer for sale up to 3,098,422 shares of common stock issuable upon the exercise of warrants. These shares and warrants were issued to the selling shareholders in a private placement on March 14, 2008. The term “selling shareholders” also covers persons to whom the original selling shareholders transfer their shares, including transferees, donees, pledgees, or other successors. Four of the selling shareholders are members of our Board of Directors, one of whom also is our President and Chief Executive Officer.

The methods of sale of the common stock offered by this prospectus are described under the heading “Plan of Distribution” on page 12. We will receive none of the proceeds from the sale of any of the common stock to which this prospectus relates. See “Use of Proceeds from the Offering” on page 10.

The prices at which the selling shareholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices, or prices determined from time to time by the selling shareholders. See “Plan of Distribution” on page 12.

Our common stock is listed on The Nasdaq National Market under the symbol "EFOI." On April 8, 2008, the last reported sale price of our common stock was $2.74 per share.

Investing in our common stock involves a high degree of risk. You should carefully read and consider the "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April __, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration or continuous offering process. Under this shelf process, certain selling shareholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operation and prospects may have changed since these dates.

SUMMARY

This summary highlights key aspects of our business that are described in more detail in our reports filed with the Securities and Exchange Commission. This summary does not contain all of the information that you should consider before making a future investment decision with respect to our securities. You should read this entire prospectus carefully, including the "Risk Factors," the combined audited financial statements and the notes thereto, and the documents incorporated by reference.

Unless the context indicates otherwise, all references in this registration statement to "Energy Focus," "the Company," "we," "us" and "our" refer to Energy Focus, Inc. and its subsidiaries.

Our Company

Overview. Our company is engaged in the manufacture, marketing and installation of lighting systems where it serves two principal markets: commercial/industrial lighting and pool lighting. Our business strategy revolves around our patented and proprietary technology called “EFO,” which first was introduced in 2004 and since then has been well accepted by the market. The EFO technology is an energy-efficient alternative to MR-16 halogen lamps and fluorescent lights used for lighting in retail and commercial settings. The cost savings are in the range of 80% in electricity; in addition, the EFO lighting provides full-spectrum light closely simulating daylight colors.

Our proprietary, large-diameter fiber cables used in EFO technology are designed to emit light either at the end of the fiber as a point of light or along the length of the fiber. This feature has been well regarded by architectural and design firms and has resulted in the winning of several design awards in 2007. The fiber cables have been fashioned into unique hanging pendant lights or purely decorative products of myriad shapes, providing an opportunity to beautify interior space in a distinctive way. These lights have no glare, voltage, or heat, and they are very aesthetically pleasing. In May 2007, our company was named by an Ohio-based magazine as of one of the three top companies for “new product development and innovation” and received the Manny Award for manufacturing excellence. Additionally, our EFO lights emit neither ultraviolet rays nor infrared rays and therefore have numerous application possibilities in art museums, art galleries, and upscale homes where protection of objects of art is an important goal.

Our long-term strategy is to further penetrate the lighting market, which is estimated to be over $100 billion in size. We believe that the available EFO market is over $5 billion, and our goal is to transform Energy Focus into a profitable company with increased sales and well-established marketing channels both at home and abroad. Our greatest opportunity continues to be in the commercial and industrial segment. The passage of the Energy Independence and Security Act of 2007 by President Bush created a natural market for our energy-efficient products. Under this act, all incandescent light bulbs must use 25% to 30% less energy than today’s products by the years 2012 - 2014. Since many of our EFO products already are 80% more efficient than incandescent bulbs, our focus is to increase the public’s knowledge of our technology and to establish comprehensive distribution channels so that demand can be fulfilled quickly.

We will continue to focus on market niches where the benefits of our technology are most compelling. These market niches include retailers, department stores, supermarkets, marine applications, and museums. A Lighting Academy is in the final phase of construction in Solon, Ohio, and is expected to be completed during the first quarter of 2008. At the Academy, lighting specialists, designers, and installers will attend courses on EFO technology and witness the technology in a variety of application settings, which will further help cement our relationship with our niche markets.

Products. We produce and market a wide variety of fiber optic lighting systems in two general markets: (1) commercial lighting and (2) pool lighting. We are making in-roads in the government and military lighting area as well. Our products generally fall into two broad categories—fiber optic systems and LED lighting systems—and all of our fiber optic lighting systems are comprised of three components: illuminators, fiber cables, and fixtures. In addition, we also produce customized components such as underwater lenses, color changing electric pool lights, landscape lighting fixtures, and a line of lighted water features, including waterfalls and laminar-flow water fountains.

The key features of our products are as follows:

•	Many of our products meet the lighting efficiency standards mandated for the year 2020.

•	Our products qualify for tax incentives for commercial and residential consumers in certain states.

•	Our products make use of proprietary optical systems that enable high efficiencies.

•	Certain utility companies have embraced our technology as an energy-efficient alternative and are promoting our EFO products to their customers.

•	Our products are presently in use in U.S. Navy ships. Installation was completed in 2007 on one ship, and two others were completed in 2006.

•
The heat source of the lighting fixtures usually is physically separated from the lamps, providing a “cool”
light. This unique feature has special application in grocery stores, where reduction of food spoilage and melting due to heat is an important goal. In 2007, Southern California Edison confirmed that our patented product “EFO-Ice” used only 25% of the energy of comparable fluorescent lighting systems and 33% of the energy of comparable LED systems.

•	Our products have been featured in magazines and trade journals, including LD+A, Architectural Lighting, Architectural Record, Display and Design Ideas, and Visual Merchandising and Store Design.

Strategy. Our objective is to become the leading provider of energy-efficient lighting systems. To achieve this objective, we intend to pursue the following strategies:

•
Capitalize on the growing need for low-cost, energy-efficient lighting systems. We intend to continue to devote significant resources to our product development efforts to maximize the energy efficiency and quality of our lighting systems while reducing costs and enabling our customers to meet more stringent government regulations. Further, we plan to continue to develop new proprietary technologies and integrate new and potentially more efficient lighting sources into our lighting systems.

•
Focus on increased market penetration where the benefits of our technology are most compelling. We intend to broaden the penetration of our products within retail and supermarket operators, who share similar needs for highly efficient, flexible accent lighting solutions. To reach our target markets, we also intend to focus our direct sales force of experienced lighting salespeople on selected markets and niches.

•
Develop and expand strategic relationships. To expedite the awareness of our EFO technology, we actively are pursuing strategic relationships with distributors, lighting designers, and contractors who distribute, recommend, and/or install lighting systems. We also are cultivating relationships with fixture manufacturers and other participants in the general lighting market. For example, we have entered into two strategic distribution relationships with TCP, Inc. and Eco Engineering to further enhance our penetration into certain broad-based lighting markets. Additionally, we are in the final stages of completing the Lighting Academy in Solon, Ohio, where lighting specialists, designers and installers will be able to attend courses on EFO lighting technology and installation as well as view our energy-efficient technology in a variety of applications and settings.

Intellectual Property. We believe that the success of our business depends primarily on our technical innovations, marketing abilities, and responsiveness to customer requirements, rather than on patents, trade secrets, trademarks, copyrights, and other intellectual property rights. Nevertheless, we have a policy of seeking to protect our intellectual property through patents, license agreements, trademark registrations, confidential disclosure agreements, and trade secrets. As of March 11, 2008, our intellectual property portfolio consisted of 58 issued United States and foreign patents, various pending United States patent applications, and various pending Patent Cooperation Treaty, or PCT, patent applications filed with the World Intellectual Property

Organization that serve as the basis of national patent filings in countries of interest. A total of 51 applications are pending. Our issued patents expire at various times between August 2008 and June 2025.

Energy Focus™, Fiberstars®, BritePak®, LightlyExpressed®, JazzLight™, Fiberstars EFO™ and Fiberstars Underground Illuminator™ are our registered trademarks.

Corporate Information

Our name, Energy Focus, Inc., became effective on May 8, 2007. Prior to then, our name was Fiberstars, Inc. Fiberstars was incorporated in California in 1995 and reincorporated in Delaware in 2006. Our executive offices are located at 32000 Aurora Road, Solon, Ohio 44139 and our telephone number is 440-715-1300. Our website address is located at http://www.energyfocusinc.com. The information on our website is not incorporated by reference and does not form any part of this prospectus or the registration statement of which this prospectus is a part.

Risks Affecting Us

We are subject to a number of risks that you should consider before you decide to purchase our common stock. Those risks are discussed more fully under the heading “Risk Factors” on page 6.

THE OFFERING

The table below summarizes our shares of common stock outstanding before and after this offering.

Common stock outstanding priorto this shares offering, excluding the shares being offered for resale to the public by the selling shareholders (1)	11,645,719 shares
Common stock being offered for resale to the public by the selling shareholders (2) (3)	5,814,725 shares
Common stock to be outstanding after this offering (4)	18,396,480 shares
Total proceeds raised by offering	We will not receive any proceeds from the resale of our common stock in to this offering.
Nasdaq National Market symbol	EFOI
Risk factors	See "Risk Factors" and the other information included in this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our common stock.

(1)	The number of shares of our common stock outstanding prior to this offering is based on the number of shares outstanding as of February 29, 2008. This number does not include, as of February 29, 2008:

•	1,518,227 shares of our common stock issuable upon exercise of options under our stock option plans or reserved for issuance under our stock purchase plan; and

•	426,478 shares of our common stock issuable upon the exercise of warrants.

(2)
The number of shares of our common stock being offered for resale includes 2,716,303 shares outstanding and 3,098,422 shares issuable upon the exercise of warrants. These outstanding shares and warrants were issued in a private placement on March 14, 2008.

(3)
Associated with each share of common stock is a Series A Participating Preferred Stock Purchase Right that will not be exercisable or be evidenced separately from the share of common stock before the occurrence of certain events. For a description of our common stock, Preferred Stock, and Series A Participating Preferred Stock Purchase Rights, please see “Documents Incorporated by Reference” on page 14.

(4)
Includes 468,018 shares outstanding and 468,018 shares issuable upon the exercise of warrants which were issued in our March 14, 2008 private placement, but which are not being offered for resale under this prospectus.

RISK FACTORS

If you purchase our common stock, you will be taking on a high degree of financial risk. In deciding whether or not to purchase our common stock, you should carefully consider the following discussion of risks, together with the other information contained in this prospectus and incorporated into it by reference. The occurrence of any of the following risks could materially harm our business and financial condition and our ability to raise additional capital in the future. In that event, the market price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business

Global Economic Risk: The company may be adversely impacted by weakness in general economic conditions including the onset of recession and increase in inflation. General recession may contribute towards our inability to increase sales, whereas inflation may cause the cost of material and labor to go up. Specifically, the downturn in housing construction may adversely affect the sale of pool products, whereas the consumer credit crunch may cause retail sales to decrease, thereby halting further construction of retail outlets—our primary commercial market.

We have significant international activities and customers and plan to continue these efforts. This subjects us to additional business risks, including logistical complexity, political instability, and the general economic conditions in those markets. Because the market for our products tends to be highly dependent upon general economic conditions, a decline in general economic condition likely would harm our operating results.

Risks we face in conducting business internationally include the following:

•	multiple, conflicting, and changing laws and regulations, export and import restrictions, employment laws, regulatory requirements, and other government approvals, permits, and licenses;

•	difficulties and costs in staffing and managing foreign operations such as our offices in Germany and the United Kingdom;

•	difficulties and costs in recruiting and retaining individuals skilled in international business operations;

•	increased costs associated with maintaining international marketing efforts;

•	potentially adverse tax consequences; political and economic instability, including wars, acts of terrorism, political unrest, boycotts, curtailments of trade, and other business restrictions; and

•	currency fluctuations.

In addition, we face additional risks in the Asia/Pacific region associated with disease, increased political tensions between countries in that region, potentially reduced protection for intellectual property rights, government-fixed foreign exchange rates, relatively uncertain legal products, and developing telecommunications infrastructures. In addition, some countries in this region, such as China, have adopted laws, regulations, and policies that impose additional restrictions on the ability of foreign companies to conduct business in that country or otherwise place them at a competitive disadvantage in relation to domestic companies.

Liquidity Risk: The company has incurred net losses in each of the past five years. The $11,300,000 loss in 2007 has been the largest loss in the company’s history. Throughout those years, the company has relied upon its cash reserves and current assets, provided by equity financing, along with bank credit to furnish funds for operations and development and make up for the absence of positive cash flow. In 2007, management instituted several measures to reverse the trend of losses, including determined expense reduction and the hiring of a new chief financial officer, as well as the development and implementation of a strategic sales, marketing, and long-term growth strategy. Management remained concerned, however, that despite continuing efforts to increase income and manage expenses, the company may not have sufficient cash and liquid assets to remain in business throughout 2008 without obtaining additional external financing. Therefore, management pursued the raising of additional financing in 2008. On March 14, 2008, the company raised approximately $9,500,000 in equity financing, net of expenses, in a private placement of shares of common stock and warrants to existing shareholders. This additional financing will be used to fund working capital, pay debt and perform additional research and development. The company received the funds on March 17, 2008. Management believes that this additional financing, when combined with current cash reserves and current assets, will be sufficient to fund on-going operations for the next 12 months.

Competitive Risk: Competition continues to increase in the commercial decorative, accent, and pool lighting markets, as well as in the energy-efficient lighting markets. A number of companies offer directly competitive products, including color halogen lighting for swimming pools and incandescent and fluorescent lighting for commercial decorative and accent lighting. We also compete with LED products in water lighting and other lighted signs. In addition, many of our competitors in the pool market bundle their lighting products with other pool- related products, which many customers find to be an attractive alternative. Our competitors include large and well-established companies such as General Electric, Sylvania, Philips, Schott, 3M, Bridgestone, Pentair, Mitsubishi, and OSRAM/Siemens.

Furthermore, many of our competitors have substantially greater financial, technical, and marketing resources than we do. We may not be able to adequately respond to technological developments or fluctuations in competitive pricing. We anticipate that any future growth in energy-efficient lighting will be accompanied by continuing increases in competition, which could adversely affect our operating results if we cannot compete effectively. To stay competitive, we must continue to allocate sufficient resources to research and development, which could negatively impact our gross margins. If we are unable to provide more efficient lighting technology than our competitors do, our operating results will be adversely affected.

Technological Risk: The EFO system offers a new full-spectrum lamp for use in retail stores. However, since the technology used is fairly untested we may need to incorporate certain design changes before it becomes widely applicable. Also, a substantial portion of our R&D resources have been devoted to the development of EFO technologies. If future revenue generation is not ramped up, we may not be able to off-set the cost involved in developing these technologies.

In the past, we have experienced design defects and product failure. Our EFO systems experienced defects related to the power supply in the illuminator, and our pool products experienced defects with our circuit sequencing color wheel. We cannot guarantee that we will not experience defects or compatibility issues in components or products in the future. Errors or defects in our products also could result in product liability claims. We estimate warranty and other returns and accrue reserves for such costs at the time of sale. Any estimates, reserves, or accruals may be insufficient to cover sharp increases in product returns, and such returns may harm our operating results.

Supplier Risk: The company currently buys all of its small diameter stranded fiber, the main component of its product, from one supplier. The company also relies on a sole supplier for certain lamps, reflectors, remote control devices, and power supplies. In the event of disruption in the supply chain, the company may incur losses due to delay or cancellation of orders.

Facility Risk: The large-core fiber manufacturing unit is housed in a single facility in Solon, Ohio. Moreover, only one machine is able to produce the patented fiber optics used in a majority of EFO products. In the event of physical damage or any other event leading to the temporary shut down of the unit, we may not be able to meet our pending production schedule. This, is turn, may adversely affect our revenue generation process, thereby negatively impacting net income.

Third-Party Risk: Three strategic pieces of equipment are operated by third parties. Failure to properly maintain the equipment and/or the creation of any delays or inabilities to meet our production requirements on the part of any of these suppliers will result in disruption of promised delivery to our clients.

Credit Risk: The company sells its products primarily through distributors and contractors in North America, Europe, and the Far East. While the company performs periodic credit evaluations of its customers, it generally does not require collateral. The company therefore faces credit risk in the event that its customers are unable to pay. The company maintains an allowance for potential credit loss as a buffer against this risk.

Intellectual Property Risk : As of December 31, 2007, our intellectual property portfolio consisted of 51 issued United States and foreign patents, various pending United States patent applications, and various pending Patent Cooperation Treaty, or PCT, patent applications filed with the World Intellectual Property Organization that serve as the basis of national patent filings in countries of interest. As of December 31, 2007 a total of 28 applications were pending.

Our issued patents expire at various times between August 2008 and June 2025. Generally, the term of patent protection is 20 years from the earliest effective filing date of the patent application.

There can be no assurance, however, that our issued patents are valid or that any patents applied for will be issued. There can be no assurance that our competitors or customers will not copy aspects of our fiber optic lighting systems or obtain information that we regard as proprietary. There also can be no assurance that others will not independently develop products similar to ours. The laws of some foreign countries in which we sell or may sell our products do not protect proprietary rights to products to the same extent as do the laws of the United States .

Key Employee Risk: Our future success will depend to a large extent on the continued contributions of certain employees, such as our current chief executive officer, chief financial officer, chief operations officer, and chief technical officer. These and other key employees would be difficult to replace. Our future success also will depend on our ability to attract and retain qualified technical, sales, marketing and management personnel, for whom competition is very intense. The loss of—or failure to attract, hire, and retain— any such persons could delay product development cycles, disrupt our operations or otherwise harm our business or results of operations. In addition, we plan to restructure our internal sales force to generate more sales. However if this plan is not implemented well, then planned sales may not occur, and the anticipated revenues may not be realized.

Risk of Losing Governmental Funding for Research: Historically, approximately 54% of our EFO research and development efforts have been supported directly by government funding. In 2007, approximately 46% of our EFO research and development funding came from government sources and was contracted for short periods, usually one to two years. If government funding is reduced or eliminated, there is no guarantee that we would be able to continue to fund our research and development efforts in EFO technology and products at their current levels, if at all. If we are unable to support our EFO research and development efforts, there is no guarantee that we would be able to develop enhancements to our current products or develop new products.

Litigation Risk: At any given time, the company may be subject to litigation, the disposition of which may have a material adverse effect upon our business, financial condition, or results of operation. Information regarding the company’s current legal proceeding is presented in Part I, Item 3.

Foreign Risk: We use plants in Mexico, India, and Taiwan to manufacture and assemble many of our pool products. The supply of these finished goods may be impacted by local political or social conditions as well as the financial strength of the companies with which we do business.

Risks Related to this Offering and Our Common Stock

Our stock price has been and will likely continue to be volatile and you may be unable to resell your shares at or above the price you paid.

Our stock price has been and is likely to continue to be highly volatile, particularly with relatively limited trading volume from time to time. Our stock price could fluctuate significantly due to a number of factors, including:

•	variations in our anticipated or actual operating results;

•	sales of substantial amounts of our stock;

•	dilution as a result of additional equity financing by us;

•
announcements about us or about our competitors, including technological innovation, new products or services, significant contracts, acquisitions, financings, commercial relationships, joint ventures or capital commitments;

•	developments concerning proprietary rights, including patents, by us or a competitor;

•	conditions in the fiber optic lighting industry;

•	governmental regulation and legislation;

•	Lawsuits initiated against us or lawsuits initiated by us;

•	Changes in the market valuations of similar companies;

•	Changes in our industry and the overall economic environment; and

•	changes in securities analysts' estimates of our performance, or our failure to meet analysts' expectations.

Many of these factors are beyond our control.

In addition, the stock markets in general, and the Nasdaq National Market and the market for fiber optic lighting and technology companies in particular, have experienced extreme price and volume fluctuations recently. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance.

In the past, companies that have experienced volatility in the market prices of their stock have been the object of securities class action litigation. If we were the object of securities class action litigation, it could result in substantial costs and a diversion of management's attention and resources. Additionally, there can be no assurances that an active trading market for our common stock will be sustained.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock. Furthermore, we may in the future become subject to contractual restrictions on, or prohibitions against, the payment of dividends.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. These statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those projected. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus or incorporated by reference.

Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the factors described under the heading “Risk Factors” beginning on page 6 and in the documents incorporated by reference.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which it is made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. The reports we file from time to time with the SEC are available to the public over the Internet at the SEC’s website, http://www.sec.gov, as described under the heading “Where You Can Find More Information” on page 14.

USE OF PROCEEDS FROM THE OFFERING

We will not receive any proceeds from the sale of the shares covered by this prospectus by the selling shareholders. We will receive the exercise price if the selling shareholders exercise their warrants to purchase common shares. We cannot be certain as to when or if any or all of these warrants will be exercised and therefore the amount of the proceeds we will actually receive from exercises of them. If warrants to purchase all of the 3,098,422 shares of common stock underlying the warrants of the selling shareholders are exercised for cash at the exercise price of $3.08 per share, we would receive approximately $9,543,000 of proceeds. We would use those proceeds, if any, for general working capital purposes. The principal purpose of this offering is to facilitate the sale of shares by the selling shareholders. All proceeds from the sale of the shares will be for the account of the selling shareholders. See "Selling Shareholders" on page 10 and "Plan of Distribution" on page 12.

SELLING SHAREHOLDERS

On March 14, 2008, in a private placement we sold to 18 of the selling shareholders listed below 2,716,303 shares of our common stock and warrants to purchase 2,716,303 common shares. We also sold to another investor in that transaction an additional 468,018 common shares and warrants to purchase 468,018 common shares that are not covered by this registration offering. Each warrant is fully exercisable at $3.08 per common share and expires on March 14, 2013. In connection with the transaction, we issued to the placement agent, Merriman Curhan Ford & Co., as part of its placement fee, a warrant to purchase 382,119 shares of common stock, which are also being offered by this prospectus. Under the securities purchase agreement that we entered into with the investors, we agreed to register for resale to the public under the Securities Act of 1933 the shares sold and the shares issuable under the warrants. We did not agree to register for resale the warrants themselves and have not registered them.

The terms of the warrant issued to each investor in the private placement provide that the number of shares which may be acquired by any investor upon exercise of a warrant shall be limited to the extent necessary to ensure that, following the exercise, the total number of shares owned by the and persons who are beneficial owners through the investor do not exceed 19.99% of the total number of our outstanding common shares. prior to the private placement, we amended our Rights Agreement dated October 25, 2006, with Mellon

Investor Services, LLC, as Rights Agent, to allow one of the investors, The Quercus Trust, and persons who are beneficial owners through the Trust, to own up to 20% of our common stock without triggering the rights under the Rights Agreement. The general limit in the Agreement is 15%.

We have registered the above outstanding shares and warrant shares to permit the selling shareholders to resell them in the manner contemplated under the “Plan of Distribution” beginning on page 12. We have not registered for resale the warrants themselves. When we refer to “selling shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, successors, and others who later come to hold any of the selling shareholders’ interests in shares of our common stock other than through a public sale.

The shares offered by this prospectus may be offered from time to time by the selling shareholders. They may sell some, all or none of their shares. We do not know how long the selling shareholders will hold the shares before selling them. We currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares.

The following table sets forth the name of each selling shareholder, the number of shares owned by each selling shareholder before this offering, the number of shares and shares underlying warrants that may be offered under this prospectus, and the number of shares of our common stock owned by the selling shareholders after this offering is completed. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling shareholder may offer under this prospectus. The number of shares in the column “Shares Owned after the Offering” assumes the sale of all of the shares offered by the selling shareholder under this prospectus.

The ownership of shares reported in the table below is based upon information provided by each selling share holder and SEC Form 4s, SEC Schedules 13D and 13G, and other public documents filed with the Securities and Exchange Commission. Unless otherwise noted, none of the share amounts set forth below represents more than 1% of our outstanding common stock as of February 29, 2008. The percentages of shares owned after the offering are based on 11,645,719 shares of our common stock outstanding as of February 29, 2008.

None of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us, except that Ronald A. Casentini, John M. Davenport, John B. Stuppin, and Philip E. Wolfson are members of our Board of Directors. Mr. Davenport also is our President and Chief Executive Officer.

Based on the information provided to us by the selling shareholders, none of the selling shareholders is, or is affiliated with, a broker-dealer other than Merriman Curhan Ford & Co. Each of the selling shareholders has represented to us that he or it had no agreements or understanding, directly or indirectly, with any person to distribute the securities.

The selling shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the table is presented. Information about the selling shareholders may change over time.

	Shares of
	Common
	Stock	Number of Shares
	Owned	Being Offered		Shares Owned
	Prior to		Warrant	after Offering
Name	Offering(1)	Shares	Shares	Number(2)	Percent

T The Quercus Trust	1,125,417	1,560,062	1,560,062	1,125,417	9.6
Ll Apogee Fund, L.P.	0	170,000	170,000	0	*
L Stiassni Capital LLC	0	165,000	165,000	0	*
C Crestview Capital Master, LLC	0	156,006	156,006	0	*
Superious Securities Group, Inc.	0	156,006	156,006	0	*
Iroquois Master Fund Ltd.	0	125,000	125,000	0	*
Isles Capital LP	0	62,402	62,402	0	*
TCMP3	0	62,402	62,402	0	*
American High Growth Equities Ret. Tr.	0	62,402	62,402	0	*
Alessandro Family Trust	18,462	50,000	50,000	18,462	*
Cranshire Capital LP	0	46,801	46,801	0	*
Imola Partners LP	0	30,000	30,000	0	*
Hudson Bay Overseas Fund Ltd	0	24,181	24,181	0	*
Hudson Bay Fund LP	0	14,821	14,821	0	*
John M. Davenport	327,415	15,600	15,600	327,415	2.8
John B. Stuppin	225,775	7,500	7,500	225,775	1.9
Ronald A. Casentini	22,250	5,000	5,000	22,250	*
Philip E. Wolfson	81,891	3,120	3,120	81,891	*
Merriman Curhan Ford & Co.	0	0	382,119	0	*
Selling Shareholder Total	1,801,210	2,716,303	3,098,422	1,801,210	15.5%

*	Represents less than 1%.

(1)	Lists all shares beneficially owned, including shares covered by options and warrants.

(2)	Assumes the sale of all of the shares offered by this prospectus.

PLAN OF DISTRIBUTION

The selling shareholders, which term includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors-in-interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

We will bear all expenses of the registration of the shares of common stock covered by this prospectus.

Once sold under the shelf registration statement of which this prospectus is a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock offered by this prospectus is being passed upon for us by Cowden & Humphrey Co. LPA, Cleveland, Ohio.

EXPERTS

The financial statements, schedule, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part have been incorporated by reference in reliance upon the reports of Grant Thornton LLP (which express an unqualified opinion and contains an explanatory paragraph relating to the adoption of SFAS No. 123(R), “Share Based Payment”, as revised), independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

Our website is located at http://www.energyfocusinc.com. The contents of our website are not part of this prospectus and should not be relied upon as though they were a part of it.

We have filed with the Commission a registration statement, which contains this prospectus, on Form S-3 under the Securities Act of 1933. The registration statement relates to the common stock offered by the selling shareholders. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information about us and the common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the Commission, as described in the preceding paragraph.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed. The documents we incorporate by reference are:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 17, 2008.

•	Our Current Reports on Form 8-K filed with the Commission on March 10, 2008, and March 19, 2008.

•
The description of our Common Stock, Preferred Stock, and Series A Participating Preferred Stock Purchase Rights contained in our Current Report on Form 8-K filed with the Commission on November 27, 2006.

You may request a copy of these filings, at no cost, by writing or telephoning our corporate Secretary at the following address and number:

32000 Aurora Road, Solon, Ohio 44139
(440) 715-1300

We have not authorized anyone to provide you with information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The selling shareholders are offering to sell, and seeking offers to buy, only the shares of our common stock covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the shares.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. Normal commission expenses and brokerage fees are payable individually by the selling shareholders. All amounts are estimated except the SEC registration fee.

Amount
SEC registration fee	$626.14
Accounting fees and expenses	$1,000.00
Legal fees and expenses	$15,000.00
Miscellaneous fees and expenses	$7,500.00
Total	$24,126.14

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that these provisions shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, vote of shareholders or otherwise.

Article XI and Article XII of our Certificate of Incorporation (the “Certificate”) provide that the liability of officers and directors of the Registrant shall be eliminated or limited to the fullest extent authorized or permitted by the DGCL. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by these provisions of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available to the company. These provisions also do not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. We have obtained liability insurance for its officers and directors.

Article VI of our Bylaws provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right), by reason of the fact that such person is or was a director or officer of us, or is or was a director or officer of us serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Article VI of the Bylaws of Fiberstars-Delaware further provides that in the event a director or officer has to bring suit against us for indemnification and is successful, we will pay such director’s or officer’s expenses of prosecuting such claim; that indemnification provided for by the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that we may purchase and maintain insurance on behalf of a director or officer against any liability asserted against such officer or director and incurred by such officer or director in such capacity, whether or not we would have the power to indemnify such director or officer against such expense or liability the DGCL.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Item 16.	Exhibits.

Exhibit No.	Description

3.1(A)	Certificate of Incorporation of Fiberstars, Inc., a Delaware corporation.

3.2(B)	Certificate of Designation Of Series A Participating Preferred Stock of Fiberstars, Inc., a Delaware corporation (Form 8-K, Exhibit 3.1).

3.3(C)	Certificate of Ownership and Merger Merging Energy Focus, Inc., a Delaware corporation, into Fiberstars, Inc.. a Delaware corporation (Form 10-Q, Exhibit 3.2).

3.4(D)	Bylaws of Energy Focus, Inc., a Delaware corporation.

4.1(E)	Specimen Common Stock Certificate (Form S-3/A, Exhibit 4.1).

4.2(B)	Rights Agreement dated October 25, 2006 between Energy Focus, Inc. and Mellon Investor Services, LLC (“Rights Agreement”) (Form 8-K, Exhibit 4.2).

4.3(F)	Amendment No. 1 dated March 12, 2008, to the Rights Agreement (Form 8-K, Exhibit 3.1).

4.4(F)	Form of Securities Purchase Agreement (Form 8-K, Exhibit 1.1).

4.5(F)	Form of Warrant (Form 8-K, Exhibit 1.2).

5.1	Opinion of Cowden & Humphrey Co. LPA, counsel to the Company, as to the legality of the Common Stock being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cowden & Humphrey Co. LPA (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page to this Registration Statement).

(A)	Incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed on May 1, 2006 (File No. 000-24230).

(B)	Incorporated by reference to referenced Exhibit to Current Report on Form 8-K filed on November 27, 2006.

(C)	Incorporated by reference to referenced Exhibit to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, filed May 10, 2007.

(D)	Incorporated by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A filed on May 1, 2006 (File No. 000-24230).

(E)	Incorporated by reference to referenced Exhibit to Registration Statement on Form S-3/A filed on August 8, 2007 (File No. 333-108083).

(F)	Incorporated by reference to referenced Exhibit to Current Report on Form 8-K filed on March 17, 2008.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to 424(b) that is part of this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(C)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on the 10th day of April, 2008.

ENERGY FOCUS, INC.

By:	/s/ John M. Davenport
John M. Davenport President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Davenport and Nicholas G. Berchtold, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/John M. Davenport	President, Chief Executive Officer and Director	April 10, 2008
John M. Davenport	(Principal Executive Officer)

/s/ Nicholas G. Berchtold	Vice President Finance and Chief Financial Officer	April 10 , 2008
Nicholas G. Berchtold	(Principal Financial Officer and Principal Accounting Officer)

/s/ John B. Stuppin	Chairman of the Board	April 10 , 2008
John B. Stuppin

/s/ Ronald A. Casentini	Director	April 10 , 2008
Ronald A. Casentini

/s/ Michael A. Kasper	Director	April 10 , 2008
Michael A. Kasper

/s/David N. Ruckert	Director	April 10, 2008
David N. Ruckert

/s/ Philip Wolfson	Director	April 10, 2008
Philip Wolfson

/s/ Paul von Paumgartten	Director	April 10, 2008
Paul von Paumgartten

II-5

INDEX TO EXHIBITS

Exhibit No.	Description

3.1(A)	Certificate of Incorporation of Fiberstars, Inc., a Delaware corporation.

3.2(B)	Certificate of Designation Of Series A Participating Preferred Stock of Fiberstars, Inc., a Delaware corporation (Form 8-K, Exhibit 3.1).

3.3(C)	Certificate of Ownership and Merger Merging Energy Focus, Inc., a Delaware corporation, into Fiberstars, Inc.. a Delaware corporation (Form 10-Q, Exhibit 3.2).

3.4(D)	Bylaws of Energy Focus, Inc., a Delaware corporation.

4.1(E)	Specimen Common Stock Certificate (Form S-3/A, Exhibit 4.1).

4.2(B)	Rights Agreement dated October 25, 2006 between Energy Focus, Inc. and Mellon Investor Services, LLC (“Rights Agreement”) (Form 8-K, Exhibit 4.2).

4.3(F)	Amendment No. 1 dated March 12, 2008, to the Rights Agreement (Form 8-K, Exhibit 3.1).

4.4(F)	Form of Securities Purchase Agreement (Form 8-K, Exhibit 1.1).

4.5(F)	Form of Warrant (Form 8-K, Exhibit 1.2).

5.1	Opinion of Cowden & Humphrey Co. LPA, counsel to the Company, as to the legality of the Common Stock being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cowden & Humphrey Co. LPA (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page to this Registration Statement).

(A)	Incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed on May 1, 2006 (File No. 000-24230).

(B)	Incorporated by reference to referenced Exhibit to Current Report on Form 8-K filed on November 27, 2006.

(C)	Incorporated by reference to referenced Exhibit to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, filed May 10, 2007.

(D)	Incorporated by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A filed on May 1, 2006 (File No. 000-24230).

(E)	Incorporated by reference to referenced Exhibit to Registration Statement on Form S-3/A filed on August 8, 2007 (File No. 333-108083).

(F)	Incorporated by reference to referenced Exhibit to Current Report on Form 8-K filed on March 17, 2008.